EXHIBIT I

NAME, ASSET SIZE AND COMPENSATION RECEIVED BY
NB LLC FOR SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

_____________________________

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
_____________________________

Fund	Comparative Fund	Asset size*	Compensation
Neuberger Berman	Neuberger Berman	916,360,000	(1)
Focus Portfolio	Focus Fund
Neuberger Berman	Neuberger Berman	1,421,747,000	(1)
Guardian Portfolio	Guardian Fund
Neuberger Berman	Neuberger Berman	1,094,085,000	(1)
International Portfolio	International Fund
Neuberger Berman	Neuberger Berman	442,599,000	(1)
Mid Cap Growth Portfolio	Mid Cap Growth Fund
Neuberger Berman	Neuberger Berman	4,021,156,000	(1)
Partners Portfolio	Partners Fund
Neuberger Berman	Neuberger Berman	128,866,000	(1)
Regency Portfolio	Regency Fund
Neuberger Berman	Neuberger Berman	7,929,000	(1)
Research Opportunities Portfolio	Research Opportunities Fund
Neuberger Berman	Neuberger Berman	2,288,000	(1)
Select Equities Portfolio	Select Equities Fund
Neuberger Berman	Neuberger Berman	171,460,000	(1)
Small Cap Growth Portfolio	Small Cap Growth Fund
Neuberger Berman	Neuberger Berman	1,157,506	(1)
Socially Responsive Portfolio	Socially Responsive Fund

*	As of February 29, 2008 (Unaudited).

(1)	Fees paid on the basis of direct and indirect costs to NB LLC in performing services.

_____________________________

OTHER FUNDS
_____________________________

Fund	Asset size	Compensation
NVIT Small Company Fund*	$31,896,230.60%

*	As of December 31, 2008 (Unaudited).

I-1

NAME, ASSET SIZE AND COMPENSATION RECEIVED BY LBAM FOR
SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

___________________________

NEUBERGER BERMAN INCOME FUNDS
___________________________

	Comparative Fund	Asset size*	Compensation
Short Duration Bond Portfolio	Neuberger Berman	$93,199,000	(1)
	Short Duration Bond Fund

*	As of April 30, 2008 (Unaudited).

(1)	Fees paid on the basis of direct and indirect costs to LBAM in performing services.

I-2